UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On September 29, 2023, GEN Restaurant Group, Inc. (the "Company") entered into a Business Loan Agreement ("the Loan Agreement") with PCB Bank (“PCB”), effective as of September 25, 2023. The Loan Agreement provides the Company a $20.0 million revolving line of credit. Borrowings under the Loan Agreement bear interest at a variable rate per annum equal to The Wall Street Journal Prime Rate, plus .25%, resulting in an initial rate of 8.750%. The Loan Agreement matures on September 25, 2024. Any future borrowings will be used for the Company’s growth and general working capital purposes.

Each of the Company’s subsidiaries have guaranteed all obligations under the Loan Agreement. The Company’s obligation to PCB are secured by substantially all of the Company’s assets.

The above description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text thereof, which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Business Loan Agreement among GEN Restaurant Group, Inc., GEN Restaurant Companies, LLC and PCB Bank, effective as of September 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN RESTAURANT GROUP, INC.

Date: October 4, 2023	By:	/s/ Thomas V. Croal
Thomas V. Croal
Chief Financial Officer